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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pinnacle Financial Partners, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-49564 and 333-68756 on Form S-8 and No. 333-76902 on Form S-3 of Pinnacle Financial Partners, Inc. of our report dated January 20, 2004 which report appears in the December 31, 2003, annual report on Form 10-KSB of Pinnacle Financial Partners, Inc.

                                        /s/ KPMG LLP

Nashville, Tennessee
February 17, 2004